SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_| Filed by a Party other than the Registrant |X| Check the appropriate box: |_| Preliminary Proxy Statement |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_| Definitive Proxy Statement |X| Definitive Additional Materials |_| Soliciting Material Pursuant to ss. 240.14a-12

THE ALASKA AIR GROUP, Inc. ("the Company-AAG") (Name of
Registrant as Specified In Its Charter)

Stephen Nieman, Richard D. Foley, Robert C. Osborne MD and
Terry K. Dayton (Name of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee required |_| Fee computed on table below per Exchange Act
Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously
Paid: 2) Form, Schedule or Registration Statement No.:

3) Filing Party: 4) Date Filed:

///////////////////////////////\\\\\\\\\\\\\\\\\\\\\\\\\\\
www.VotePal.com PRESS RELEASE FOR IMMEDIATE DISTRIBUTION

TO ALL SHAREHOLDERS OF ALASKA AIR GROUP, INC. A CHALLENGE FOR ELECTION TO THE BOARD OF DIRECTORS A PROXY SOLICITATION IN OPPOSITION AGAINST FOUR INCUMBENTS AGAINST TWO PROPOSALS AND IN FAVOR OF RESOLUTIONS #3 THROUGH #12 AND FOR THE CHALLENGERS.

www.votepal.com CLICK ON this hot link. It will take you to the Challengers' web site that has the proxy statement and proxy card of Captain Steve Nieman, Dr. Robert C. Osborne, Terry K.
Dayton and Richard D. Foley.

www.votepal.com is the ONLY place where shareholders can view and print out the proxy statement and proxy card for voting on all proposals. The Annual Meeting of Stockholders will be at 2 p.m. on May 18, 2004 in the William M. Allen Theater at the Museum of Flight in Seattle, WA.

www.votepal.com ONLY the challengers' proxy card empowers shareholders to vote on proposals #11 and #12 and the challenging candidates.

The Challengers view the ten proposals, # 3 through # 12 as serious concerns for all shareholders. We advise careful reading of the proxy statements.

www.votepal.com ONLY the Challengers provide an opportunity to vote on the complete spectrum of proposals.

Permission granted to download and print any materials located on www.votepal.com email write Box 602, Brush Prairie, WA
98606; fax (360) 666-6483

CALL TOLL FREE 1-866-2VOTEUS (1-866-286-8387).

www.votepal.com will be opened to assist other shareholders to conduct proxy contests at other companies in 2005.